SUB-ITEM 77Q1(A)

Appendix A, dated June 20, 2014 to the Master Amended and Restated By-Laws for Massachusetts Investors Trust, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 58 to the Registration Statement of MFS Municipal Series Trust (File Nos. 2-92915 and 811-4096), as filed with the Securities and Exchange Commission via EDGAR on July 28, 2014, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.